Exhibit 99.1

News Release

Trustmark Corporation Announces Second Quarter 2018 Financial Results
Loan growth, margin expansion and strong credit quality reflected in performance

JACKSON, Miss. – July 24, 2018 – Trustmark Corporation (NASDAQ:TRMK) reported net income of $39.8 million in the second quarter of 2018, representing diluted earnings per share of $0.59.  Diluted earnings per share in the second quarter of 2018 increased 9.3% when compared to reported earnings in the previous quarter and 25.5% when compared to core earnings (reported net income excluding non-routine transactions) the same period in the prior year. This level of earnings resulted in a return on average tangible equity of 13.77% and a return on average assets of 1.19%. Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable September 15, 2018, to shareholders of record on September 1, 2018.

Second Quarter Highlights

•	Revenue, excluding interest and fees on acquired loans, increased 2.4% linked quarter to total $147.5 million
•	The net interest margin (FTE), excluding acquired loans, was 3.46% in the second quarter, up 9 basis points from the prior quarter
•	Sustained strong credit performance reflected in reduced nonperforming assets
•	Efficiency ratio improved to 64.90%

Gerard R. Host, President and CEO, stated, “The second quarter showed the value of the diverse Trustmark franchise, with solid loan growth across our five state footprint. We continued to focus on our strategic initiatives of balance sheet optimization, capital deployment through additional share repurchases and disciplined expense management. We also continued to maintain and expand customer relationships in our other lines of businesses, as evidenced by strength in insurance commissions and mortgage loan production volumes.  This past quarter – as part of the J.D. Power 2018 U.S. Retail Banking Satisfaction Study – Trustmark was recognized as having the ‘Highest Customer Satisfaction with Retail Banking in the South Central Region’*.  We appreciate this recognition from our customers and thank our associates for their commitment to excellent customer service. Thanks to our talented associates, solid profitability and strong capital base, Trustmark remains well positioned to continue meeting the needs of our customers and creating long-term value for our shareholders.”

Balance Sheet Management

•	Loans held for investment expanded $165.0 million, or 1.9%, from the prior quarter and $382.9 million, or 4.6%, from the prior year
•	Continued balance sheet and capital optimization through maturing investment securities run-off and share repurchases
•	Noninterest-bearing deposits represent 26.7% of total deposits

Loans held for investment totaled $8.7 billion at June 30, 2018, reflecting an increase of $165.0 million, or 1.9%, linked quarter and $382.9 million, or 4.6%, from the prior year.  Loans secured by nonfarm, nonresidential properties increased $63.8 million during the quarter, driven by growth in Alabama, Tennessee and Florida. Construction and land development loans increased $52.6 million as growth in construction lending in Texas, Mississippi, Florida and Tennessee were offset by a decline in Alabama.  Residential loans grew $43.6 million driven by strong growth in Mississippi. Other loans, which include loans to finance companies, mortgage warehousing and REITs, increased $26.1 million, driven by strength in Mississippi and Alabama. Commercial and industrial loans grew $10.8 million, as growth in Texas and Tennessee more than offset declines in Alabama and Florida.

Deposits totaled $11.1 billion at June 30, 2018, up $96.6 million from the prior quarter. Trustmark continues to maintain an attractive, low-cost deposit base with approximately 60% of deposit balances in checking accounts. Interest-bearing deposit costs increased 11 basis point linked-quarter driven in part by growth in public fund deposits as well as a rising interest rate environment.

Trustmark’s capital position remained solid, reflecting the consistent profitability of its diversified financial services businesses.  During the second quarter, Trustmark repurchased $5.4 million of its common shares in open market transactions; at June 30, 2018, Trustmark had $91.4 million in remaining authority under its existing stock repurchase program, which expires March 31, 2019.  At June 30, 2018, Trustmark’s tangible equity to tangible assets ratio was 9.07%, while the total risk-based capital ratio was 13.39%.

Credit Quality

•	Nonperforming loans decreased 10.7% and 17.2% from the prior quarter and year-over-year, respectively
•	Other real estate remained flat from the prior quarter and decreased 20.6% year-over-year
•	Allowance for loan losses represented 345.87% of nonperforming loans, excluding specifically reviewed impaired loans

Nonperforming loans totaled $61.4 million at June 30, 2018, down $7.3 million from the prior quarter and $12.8 million year-over-year.  Other real estate totaled $39.7 million, remaining flat from the prior quarter and declining $10.3 million from the same period one year earlier. Collectively, nonperforming assets totaled $101.0 million, reflecting a linked-quarter decrease of 6.7% and year-over-year decrease of 18.6%.

Allocation of Trustmark's $83.6 million allowance for loan losses represented 1.05% of commercial loans and 0.63% of consumer and home mortgage loans, resulting in an allowance to total loans held for investment of 0.96% at June 30, 2018, representing a level management considers commensurate with the inherent risk in the loan portfolio.  Collectively, the allowance for both held for investment and acquired loan losses represented 0.98% of total loans, which includes held for investment and acquired loans.

Unless otherwise noted, all of the above credit quality metrics exclude acquired loans.

Revenue Generation

•	Net interest margin, excluding acquired loans, was 3.46%, an increase of 9 basis points from the prior quarter
•	Maturing investment securities run-off is accretive to the net interest margin
•	Deposit costs remain well controlled
•	Noninterest income totaled $47.4 million, up 1.3% linked quarter

Net interest income (FTE) in the second quarter totaled $108.4 million, resulting in a net interest margin of 3.57%, up 11 basis points from the prior quarter.  Relative to the prior quarter, net interest income (FTE) increased $3.1 million, reflecting a $4.6 million increase in interest income and a $1.6 million increase in interest expense. During the second quarter of 2018, the yield on acquired loans totaled 9.96% and included $1.6 million in recoveries from the settlement of debt, which represented approximately 3.20% of the annualized total acquired loan yield. Excluding acquired loans, the net interest margin totaled 3.46% for the second quarter of 2018, an increase of 9 basis points when compared to the first quarter of 2018, which was principally due to growth in the yield on the loans held for investment and held for sale portfolio, runoff of maturing investment securities, and favorable funding mix offset by higher costs of interest-bearing deposits.

Noninterest income in the second quarter increased 1.3% from the prior quarter to total $47.4 million.  Insurance revenue totaled $10.7 million in the second quarter, up 14.0% from the prior quarter and 10.2% year-over-year; this performance reflects growth in the property and casualty lines as well as seasonal factors. Mortgage banking revenue totaled $9.0 million in the second quarter, down $2.2 million from the prior quarter and flat year-over-year.  The linked-quarter change reflects reduced net positive mortgage hedge ineffectiveness which more than offset an increase in gain on sale of loans.   Mortgage loan production in the second quarter totaled $410.5 million, up 42.0% from the prior quarter and 10.2% year-over-year. Wealth management revenue in the second quarter totaled $7.5 million, down 1.2% and 2.6% from the prior quarter and year-over-year, respectively.  The linked-quarter performance is primarily attributable to decreased trust management fees which more than offset strength in fee income from investment services. Bank card and other fees increased $444 thousand from the prior quarter primarily due to increased interchange income and customer derivative revenue. Service charges on deposit accounts remained stable when compared to both linked quarter and year-over-year.

Noninterest Expense

•	Total noninterest expense increased 1.3% linked quarter and decreased 15.0% year-over-year to $103.8 million
•	Core noninterest expense, which excludes other real estate expense and intangible amortization, totaled $102.6 million, up 2.4% from the prior quarter and 3.4% year-over-year

Salaries and employee benefits increased $1.5 million from the prior quarter to total $60.0 million, primarily due to higher insurance and mortgage commissions as a result of continued growth in both business lines. Services and fees rose 3.7%, or $576 thousand, linked-quarter primarily due to new software investments designed to improve efficiency and customer experience. Other real estate expense declined $959 thousand linked quarter while net occupancy-premises expense totaled $6.6 million, flat from the prior quarter.  Other expense totaled $12.3 million, an increase of $524 thousand, or 4.4%, on a linked-quarter basis.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, July 25, 2018 at 8:30 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, August 8, 2018, in archived format at the same web address or by calling (877) 344-7529, passcode 10121520.

Trustmark is a financial services company providing banking and financial solutions through 198 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including potential market impacts of efforts by the Federal Reserve Board to reduce the size of its balance sheet, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets as well as crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues relating to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

*Disclaimer

Trustmark National Bank received the highest score in the South Central region in the J.D. Power 2016 and 2018 U.S. Retail Banking Satisfaction Studies of customers' satisfaction with their retail bank. Visit jdpower.com/awards

Trustmark Investor Contacts:	Trustmark Media Contact:
Louis E. Greer	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-2310

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2018
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	6/30/2018	3/31/2018	6/30/2017	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$2,038,759	$2,141,144	$2,334,600	$(102,385)	-4.8%	$(295,841)	-12.7%
Securities AFS-nontaxable	50,035	57,972	75,640	(7,937)	-13.7%	(25,605)	-33.9%
Securities HTM-taxable	972,571	1,005,721	1,108,158	(33,150)	-3.3%	(135,587)	-12.2%
Securities HTM-nontaxable	30,337	32,734	32,878	(2,397)	-7.3%	(2,541)	-7.7%
Total securities	3,091,702	3,237,571	3,551,276	(145,869)	-4.5%	(459,574)	-12.9%
Loans (including loans held for sale)	8,707,466	8,636,967	8,348,758	70,499	0.8%	358,708	4.3%
Acquired loans	202,140	243,152	315,558	(41,012)	-16.9%	(113,418)	-35.9%
Fed funds sold and rev repos	1,063	478	3,184	585	n/m	(2,121)	-66.6%
Other earning assets	186,224	213,985	77,770	(27,761)	-13.0%	108,454	n/m
Total earning assets	12,188,595	12,332,153	12,296,546	(143,558)	-1.2%	(107,951)	-0.9%
Allowance for loan losses	(86,315)	(82,304)	(83,328)	(4,011)	-4.9%	(2,987)	-3.6%
Cash and due from banks	319,075	336,642	307,966	(17,567)	-5.2%	11,109	3.6%
Other assets	1,042,156	1,030,738	1,229,981	11,418	1.1%	(187,825)	-15.3%
Total assets	$13,463,511	$13,617,229	$13,751,165	$(153,718)	-1.1%	$(287,654)	-2.1%

Interest-bearing demand deposits	$2,439,777	$2,404,428	$2,035,491	$35,349	1.5%	$404,286	19.9%
Savings deposits	3,860,096	3,737,507	3,337,374	122,589	3.3%	522,722	15.7%
Time deposits	1,798,855	1,748,645	1,777,529	50,210	2.9%	21,326	1.2%
Total interest-bearing deposits	8,098,728	7,890,580	7,150,394	208,148	2.6%	948,334	13.3%
Fed funds purchased and repos	352,256	277,877	525,523	74,379	26.8%	(173,267)	-33.0%
Short-term borrowings	248,932	751,219	1,047,107	(502,287)	-66.9%	(798,175)	-76.2%
Long-term FHLB advances	921	938	141,097	(17)	-1.8%	(140,176)	-99.3%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	8,762,693	8,982,470	8,925,977	(219,777)	-2.4%	(163,284)	-1.8%
Noninterest-bearing deposits	2,930,726	2,881,374	3,110,125	49,352	1.7%	(179,399)	-5.8%
Other liabilities	188,186	180,871	162,823	7,315	4.0%	25,363	15.6%
Total liabilities	11,881,605	12,044,715	12,198,925	(163,110)	-1.4%	(317,320)	-2.6%
Shareholders' equity	1,581,906	1,572,514	1,552,240	9,392	0.6%	29,666	1.9%
Total liabilities and equity	$13,463,511	$13,617,229	$13,751,165	$(153,718)	-1.1%	$(287,654)	-2.1%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2018
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	6/30/2018	3/31/2018	6/30/2017	$ Change	% Change	$ Change	% Change
Cash and due from banks	$387,119	$315,276	$318,329	$71,843	22.8%	$68,790	21.6%
Fed funds sold and rev repos	—	112	6,900	(112)	-100.0%	(6,900)	-100.0%
Securities available for sale	1,974,675	2,097,497	2,447,688	(122,822)	-5.9%	(473,013)	-19.3%
Securities held to maturity	985,845	1,023,975	1,139,754	(38,130)	-3.7%	(153,909)	-13.5%
Loans held for sale (LHFS)	196,217	163,882	203,652	32,335	19.7%	(7,435)	-3.7%
Loans held for investment (LHFI)	8,678,983	8,513,985	8,296,045	164,998	1.9%	382,938	4.6%
Allowance for loan losses, LHFI	(83,566)	(81,235)	(76,184)	(2,331)	-2.9%	(7,382)	-9.7%
Net LHFI	8,595,417	8,432,750	8,219,861	162,667	1.9%	375,556	4.6%
Acquired loans	173,107	215,476	314,910	(42,369)	-19.7%	(141,803)	-45.0%
Allowance for loan losses, acquired loans	(3,046)	(4,294)	(7,423)	1,248	29.1%	4,377	59.0%
Net acquired loans	170,061	211,182	307,487	(41,121)	-19.5%	(137,426)	-44.7%
Net LHFI and acquired loans	8,765,478	8,643,932	8,527,348	121,546	1.4%	238,130	2.8%
Premises and equipment, net	177,686	178,584	182,315	(898)	-0.5%	(4,629)	-2.5%
Mortgage servicing rights	97,411	94,850	82,628	2,561	2.7%	14,783	17.9%
Goodwill	379,627	379,627	379,627	—	0.0%	—	0.0%
Identifiable intangible assets	13,677	14,963	19,422	(1,286)	-8.6%	(5,745)	-29.6%
Other real estate	39,667	39,554	49,958	113	0.3%	(10,291)	-20.6%
Other assets	507,863	511,187	551,517	(3,324)	-0.7%	(43,654)	-7.9%
Total assets	$13,525,265	$13,463,439	$13,909,138	$61,826	0.5%	$(383,873)	-2.8%

Deposits:
Noninterest-bearing	$2,958,354	$3,004,442	$3,092,915	$(46,088)	-1.5%	$(134,561)	-4.4%
Interest-bearing	8,114,081	7,971,359	7,330,476	142,722	1.8%	783,605	10.7%
Total deposits	11,072,435	10,975,801	10,423,391	96,634	0.9%	649,044	6.2%
Fed funds purchased and repos	477,891	274,833	508,068	203,058	73.9%	(30,177)	-5.9%
Short-term borrowings	186,647	442,689	1,222,592	(256,042)	-57.8%	(1,035,945)	-84.7%
Long-term FHLB advances	913	929	978	(16)	-1.7%	(65)	-6.6%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Other liabilities	141,451	137,194	130,335	4,257	3.1%	11,116	8.5%
Total liabilities	11,941,193	11,893,302	12,347,220	47,891	0.4%	(406,027)	-3.3%
Common stock	14,089	14,121	14,114	(32)	-0.2%	(25)	-0.2%
Capital surplus	361,715	366,021	367,075	(4,306)	-1.2%	(5,360)	-1.5%
Retained earnings	1,282,007	1,257,881	1,209,238	24,126	1.9%	72,769	6.0%
Accum other comprehensive loss, net of tax	(73,739)	(67,886)	(28,509)	(5,853)	-8.6%	(45,230)	n/m
Total shareholders' equity	1,584,072	1,570,137	1,561,918	13,935	0.9%	22,154	1.4%
Total liabilities and equity	$13,525,265	$13,463,439	$13,909,138	$61,826	0.5%	$(383,873)	-2.8%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2018
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	6/30/2018	3/31/2018	6/30/2017	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$99,761	$94,712	$89,486	$5,049	5.3%	$10,275	11.5%
Interest and fees on acquired loans	5,022	4,877	6,263	145	3.0%	(1,241)	-19.8%
Interest on securities-taxable	16,894	17,506	19,377	(612)	-3.5%	(2,483)	-12.8%
Interest on securities-tax exempt-FTE	733	824	1,178	(91)	-11.0%	(445)	-37.8%
Interest on fed funds sold and rev repos	5	2	11	3	n/m	(6)	-54.5%
Other interest income	1,054	934	371	120	12.8%	683	n/m
Total interest income-FTE	123,469	118,855	116,686	4,614	3.9%	6,783	5.8%
Interest on deposits	12,139	9,491	5,107	2,648	27.9%	7,032	n/m
Interest on fed funds pch and repos	1,250	662	1,037	588	88.8%	213	20.5%
Other interest expense	1,713	3,394	3,628	(1,681)	-49.5%	(1,915)	-52.8%
Total interest expense	15,102	13,547	9,772	1,555	11.5%	5,330	54.5%
Net interest income-FTE	108,367	105,308	106,914	3,059	2.9%	1,453	1.4%
Provision for loan losses, LHFI	3,167	3,961	2,921	(794)	-20.0%	246	8.4%
Provision for loan losses, acquired loans	(441)	150	(2,564)	(591)	n/m	2,123	82.8%
Net interest income after provision-FTE	105,641	101,197	106,557	4,444	4.4%	(916)	-0.9%
Service charges on deposit accounts	10,647	10,857	10,755	(210)	-1.9%	(108)	-1.0%
Bank card and other fees	7,070	6,626	7,370	444	6.7%	(300)	-4.1%
Mortgage banking, net	9,046	11,265	9,008	(2,219)	-19.7%	38	0.4%
Insurance commissions	10,735	9,419	9,745	1,316	14.0%	990	10.2%
Wealth management	7,478	7,567	7,674	(89)	-1.2%	(196)	-2.6%
Other, net	2,415	1,059	5,637	1,356	n/m	(3,222)	-57.2%
Nonint inc-excl sec gains (losses), net	47,391	46,793	50,189	598	1.3%	(2,798)	-5.6%
Security gains (losses), net	—	—	1	—	n/m	(1)	-100.0%
Total noninterest income	47,391	46,793	50,190	598	1.3%	(2,799)	-5.6%
Salaries and employee benefits	59,975	58,475	57,185	1,500	2.6%	2,790	4.9%
Defined benefit plan termination	—	—	17,644	—	n/m	(17,644)	-100.0%
Services and fees	16,322	15,746	15,009	576	3.7%	1,313	8.7%
Net occupancy-premises	6,550	6,502	6,210	48	0.7%	340	5.5%
Equipment expense	6,202	6,099	6,162	103	1.7%	40	0.6%
Other real estate expense, net	(93)	866	383	(959)	n/m	(476)	n/m
FDIC assessment expense	2,538	2,995	2,686	(457)	-15.3%	(148)	-5.5%
Other expense	12,306	11,782	16,796	524	4.4%	(4,490)	-26.7%
Total noninterest expense	103,800	102,465	122,075	1,335	1.3%	(18,275)	-15.0%
Income before income taxes and tax eq adj	49,232	45,525	34,672	3,707	8.1%	14,560	42.0%
Tax equivalent adjustment	3,203	3,215	4,910	(12)	-0.4%	(1,707)	-34.8%
Income before income taxes	46,029	42,310	29,762	3,719	8.8%	16,267	54.7%
Income taxes	6,216	5,480	5,727	736	13.4%	489	8.5%
Net income	$39,813	$36,830	$24,035	$2,983	8.1%	$15,778	65.6%

Per share data
Earnings per share - basic	$0.59	$0.54	$0.35	$0.05	9.3%	$0.24	68.6%

Earnings per share - diluted	$0.59	$0.54	$0.35	$0.05	9.3%	$0.24	68.6%

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	67,758,097	67,809,234	67,736,298

Diluted	67,907,267	67,960,583	67,892,532

Period end shares outstanding	67,621,111	67,775,068	67,740,901

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2018
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	6/30/2018	3/31/2018	6/30/2017	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Alabama	$3,685	$3,121	$1,723	$564	18.1%	$1,962	n/m
Florida	2,978	2,116	3,174	862	40.7%	(196)	-6.2%
Mississippi (2)	39,006	48,600	63,889	(9,594)	-19.7%	(24,883)	-38.9%
Tennessee (3)	5,338	5,530	4,975	(192)	-3.5%	363	7.3%
Texas	10,356	9,329	383	1,027	11.0%	9,973	n/m
Total nonaccrual loans	61,363	68,696	74,144	(7,333)	-10.7%	(12,781)	-17.2%
Other real estate
Alabama	8,290	8,962	13,301	(672)	-7.5%	(5,011)	-37.7%
Florida	9,789	12,550	17,377	(2,761)	-22.0%	(7,588)	-43.7%
Mississippi (2)	19,358	15,737	14,377	3,621	23.0%	4,981	34.6%
Tennessee (3)	1,486	1,523	3,363	(37)	-2.4%	(1,877)	-55.8%
Texas	744	782	1,540	(38)	-4.9%	(796)	-51.7%
Total other real estate	39,667	39,554	49,958	113	0.3%	(10,291)	-20.6%
Total nonperforming assets	$101,030	$108,250	$124,102	$(7,220)	-6.7%	$(23,072)	-18.6%

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$529	$1,419	$1,216	$(890)	-62.7%	$(687)	-56.5%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$34,693	$34,826	$29,906	$(133)	-0.4%	$4,787	16.0%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES (1)	6/30/2018	3/31/2018	6/30/2017	$ Change	% Change	$ Change	% Change
Beginning Balance	$81,235	$76,733	$72,445	$4,502	5.9%	$8,790	12.1%
Transfers (4)	782	—	—	782	n/m	782	n/m
Provision for loan losses	3,167	3,961	2,921	(794)	-20.0%	246	8.4%
Charge-offs	(3,421)	(2,542)	(2,118)	(879)	-34.6%	(1,303)	-61.5%
Recoveries	1,803	3,083	2,936	(1,280)	-41.5%	(1,133)	-38.6%
Net (charge-offs) recoveries	(1,618)	541	818	(2,159)	n/m	(2,436)	n/m
Ending Balance	$83,566	$81,235	$76,184	$2,331	2.9%	$7,382	9.7%

PROVISION FOR LOAN LOSSES (1)
Alabama	$434	$618	$866	$(184)	-29.8%	$(432)	-49.9%
Florida	(811)	(863)	(975)	52	6.0%	164	16.8%
Mississippi (2)	2,768	2,664	2,268	104	3.9%	500	22.0%
Tennessee (3)	82	(268)	322	350	n/m	(240)	-74.5%
Texas	694	1,810	440	(1,116)	-61.7%	254	57.7%
Total provision for loan losses	$3,167	$3,961	$2,921	$(794)	-20.0%	$246	8.4%

NET CHARGE-OFFS (RECOVERIES) (1)
Alabama	$112	$84	$(29)	$28	33.3%	$141	n/m
Florida	(122)	(960)	(973)	838	87.3%	851	87.5%
Mississippi (2)	1,705	267	33	1,438	n/m	1,672	n/m
Tennessee (3)	70	109	146	(39)	-35.8%	(76)	-52.1%
Texas	(147)	(41)	5	(106)	n/m	(152)	n/m
Total net charge-offs (recoveries)	$1,618	$(541)	$(818)	$2,159	n/m	$2,436	n/m

(1) - Excludes acquired loans.
(2) - Mississippi includes Central and Southern Mississippi Regions.
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.
(4) - The allowance for loan losses balance related to the remaining loans acquired in the Bay Bank & Trust Company merger on March 16, 2012.
Total loans of $14.6 million were reclassified from acquired loans to LHFI during the second quarter of 2018.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2018
($ in thousands)
(unaudited)

	Quarter Ended					Six Months Ended
AVERAGE BALANCES	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	6/30/2018	6/30/2017
Securities AFS-taxable	$2,038,759	$2,141,144	$2,247,247	$2,349,736	$2,334,600	$2,089,669	$2,293,609
Securities AFS-nontaxable	50,035	57,972	61,691	67,994	75,640	53,982	82,045
Securities HTM-taxable	972,571	1,005,721	1,045,723	1,086,773	1,108,158	989,054	1,116,379
Securities HTM-nontaxable	30,337	32,734	32,781	32,829	32,878	31,529	32,943
Total securities	3,091,702	3,237,571	3,387,442	3,537,332	3,551,276	3,164,234	3,524,976
Loans (including loans held for sale)	8,707,466	8,636,967	8,686,916	8,532,523	8,348,758	8,672,411	8,212,361
Acquired loans	202,140	243,152	273,918	299,221	315,558	222,533	283,200
Fed funds sold and rev repos	1,063	478	1,724	3,582	3,184	772	1,798
Other earning assets	186,224	213,985	80,218	84,320	77,770	200,028	78,638
Total earning assets	12,188,595	12,332,153	12,430,218	12,456,978	12,296,546	12,259,978	12,100,973
Allowance for loan losses	(86,315)	(82,304)	(86,704)	(85,363)	(83,328)	(84,321)	(83,361)
Cash and due from banks	319,075	336,642	315,586	312,409	307,966	327,810	309,247
Other assets	1,042,156	1,030,738	1,192,464	1,202,766	1,229,981	1,036,478	1,232,710
Total assets	$13,463,511	$13,617,229	$13,851,564	$13,886,790	$13,751,165	$13,539,945	$13,559,569

Interest-bearing demand deposits	$2,439,777	$2,404,428	$2,244,625	$2,192,064	$2,035,491	$2,422,200	$2,008,884
Savings deposits	3,860,096	3,737,507	3,291,407	3,284,323	3,337,374	3,799,140	3,328,522
Time deposits	1,798,855	1,748,645	1,756,576	1,736,683	1,777,529	1,773,889	1,714,242
Total interest-bearing deposits	8,098,728	7,890,580	7,292,608	7,213,070	7,150,394	7,995,229	7,051,648
Fed funds purchased and repos	352,256	277,877	475,850	547,863	525,523	315,272	512,316
Short-term borrowings	248,932	751,219	1,276,543	1,335,476	1,047,107	498,688	967,917
Long-term FHLB advances	921	938	954	970	141,097	929	195,761
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	8,762,693	8,982,470	9,107,811	9,159,235	8,925,977	8,871,974	8,789,498
Noninterest-bearing deposits	2,930,726	2,881,374	2,994,292	3,003,763	3,110,125	2,906,186	3,059,432
Other liabilities	188,186	180,871	169,828	145,925	162,823	184,549	167,917
Total liabilities	11,881,605	12,044,715	12,271,931	12,308,923	12,198,925	11,962,709	12,016,847
Shareholders' equity	1,581,906	1,572,514	1,579,633	1,577,867	1,552,240	1,577,236	1,542,722
Total liabilities and equity	$13,463,511	$13,617,229	$13,851,564	$13,886,790	$13,751,165	$13,539,945	$13,559,569

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2018
($ in thousands)
(unaudited)

PERIOD END BALANCES	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Cash and due from banks	$387,119	$315,276	$335,768	$350,123	$318,329
Fed funds sold and rev repos	—	112	615	3,215	6,900
Securities available for sale	1,974,675	2,097,497	2,238,635	2,369,089	2,447,688
Securities held to maturity	985,845	1,023,975	1,056,486	1,102,283	1,139,754
Loans held for sale (LHFS)	196,217	163,882	180,512	204,157	203,652
Loans held for investment (LHFI)	8,678,983	8,513,985	8,569,967	8,407,341	8,296,045
Allowance for loan losses, LHFI	(83,566)	(81,235)	(76,733)	(80,332)	(76,184)
Net LHFI	8,595,417	8,432,750	8,493,234	8,327,009	8,219,861
Acquired loans	173,107	215,476	261,517	283,757	314,910
Allowance for loan losses, acquired loans	(3,046)	(4,294)	(4,079)	(5,768)	(7,423)
Net acquired loans	170,061	211,182	257,438	277,989	307,487
Net LHFI and acquired loans	8,765,478	8,643,932	8,750,672	8,604,998	8,527,348
Premises and equipment, net	177,686	178,584	179,339	181,312	182,315
Mortgage servicing rights	97,411	94,850	84,269	81,477	82,628
Goodwill	379,627	379,627	379,627	379,627	379,627
Identifiable intangible assets	13,677	14,963	16,360	17,883	19,422
Other real estate	39,667	39,554	43,228	48,356	49,958
Other assets	507,863	511,187	532,442	542,135	551,517
Total assets	$13,525,265	$13,463,439	$13,797,953	$13,884,655	$13,909,138

Deposits:
Noninterest-bearing	$2,958,354	$3,004,442	$2,978,074	$2,998,013	$3,092,915
Interest-bearing	8,114,081	7,971,359	7,599,438	7,233,729	7,330,476
Total deposits	11,072,435	10,975,801	10,577,512	10,231,742	10,423,391
Fed funds purchased and repos	477,891	274,833	469,827	545,603	508,068
Short-term borrowings	186,647	442,689	971,049	1,322,159	1,222,592
Long-term FHLB advances	913	929	946	962	978
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Other liabilities	141,451	137,194	145,062	139,798	130,335
Total liabilities	11,941,193	11,893,302	12,226,252	12,302,120	12,347,220
Common stock	14,089	14,121	14,115	14,114	14,114
Capital surplus	361,715	366,021	369,124	368,131	367,075
Retained earnings	1,282,007	1,257,881	1,228,187	1,228,115	1,209,238
Accum other comprehensive loss, net of tax	(73,739)	(67,886)	(39,725)	(27,825)	(28,509)
Total shareholders' equity	1,584,072	1,570,137	1,571,701	1,582,535	1,561,918
Total liabilities and equity	$13,525,265	$13,463,439	$13,797,953	$13,884,655	$13,909,138

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2018
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Six Months Ended
INCOME STATEMENTS	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	6/30/2018	6/30/2017
Interest and fees on LHFS & LHFI-FTE	$99,761	$94,712	$95,816	$93,703	$89,486	$194,473	$173,276
Interest and fees on acquired loans	5,022	4,877	6,401	6,625	6,263	9,899	11,452
Interest on securities-taxable	16,894	17,506	18,327	19,291	19,377	34,400	38,574
Interest on securities-tax exempt-FTE	733	824	1,035	1,104	1,178	1,557	2,478
Interest on fed funds sold and rev repos	5	2	7	14	11	7	12
Other interest income	1,054	934	473	355	371	1,988	638
Total interest income-FTE	123,469	118,855	122,059	121,092	116,686	242,324	226,430
Interest on deposits	12,139	9,491	7,284	6,381	5,107	21,630	9,052
Interest on fed funds pch and repos	1,250	662	1,116	1,301	1,037	1,912	1,735
Other interest expense	1,713	3,394	4,555	4,520	3,628	5,107	6,301
Total interest expense	15,102	13,547	12,955	12,202	9,772	28,649	17,088
Net interest income-FTE	108,367	105,308	109,104	108,890	106,914	213,675	209,342
Provision for loan losses, LHFI	3,167	3,961	5,739	3,672	2,921	7,128	5,683
Provision for loan losses, acquired loans	(441)	150	(1,573)	(1,653)	(2,564)	(291)	(4,169)
Net interest income after provision-FTE	105,641	101,197	104,938	106,871	106,557	206,838	207,828
Service charges on deposit accounts	10,647	10,857	11,193	11,223	10,755	21,504	21,587
Bank card and other fees	7,070	6,626	7,266	7,150	7,370	13,696	13,870
Mortgage banking, net	9,046	11,265	6,284	4,425	9,008	20,311	19,193
Insurance commissions	10,735	9,419	8,813	10,398	9,745	20,154	18,957
Wealth management	7,478	7,567	7,723	7,530	7,674	15,045	15,087
Other, net	2,415	1,059	2,681	3,740	5,637	3,474	7,528
Nonint inc-excl sec gains (losses), net	47,391	46,793	43,960	44,466	50,189	94,184	96,222
Security gains (losses), net	—	—	—	14	1	—	1
Total noninterest income	47,391	46,793	43,960	44,480	50,190	94,184	96,223
Salaries and employee benefits	59,975	58,475	58,820	57,871	57,185	118,450	112,574
Defined benefit plan termination	—	—	—	—	17,644	—	17,644
Services and fees	16,322	15,746	15,419	15,133	15,009	32,068	30,341
Net occupancy-premises	6,550	6,502	6,617	6,702	6,210	13,052	12,448
Equipment expense	6,202	6,099	5,996	6,297	6,162	12,301	12,160
Other real estate expense, net	(93)	866	666	864	383	773	2,142
FDIC assessment expense	2,538	2,995	2,868	2,816	2,686	5,533	5,326
Other expense	12,306	11,782	12,565	13,403	16,796	24,088	31,497
Total noninterest expense	103,800	102,465	102,951	103,086	122,075	206,265	224,132
Income before income taxes and tax eq adj	49,232	45,525	45,947	48,265	34,672	94,757	79,919
Tax equivalent adjustment	3,203	3,215	5,060	4,978	4,910	6,418	9,748
Income before income taxes	46,029	42,310	40,887	43,287	29,762	88,339	70,171
Income taxes	6,216	5,480	25,119	8,708	5,727	11,696	14,888
Net income	$39,813	$36,830	$15,768	$34,579	$24,035	$76,643	$55,283

Per share data
Earnings per share - basic	$0.59	$0.54	$0.23	$0.51	$0.35	$1.13	$0.82

Earnings per share - diluted	$0.59	$0.54	$0.23	$0.51	$0.35	$1.13	$0.81

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.46	$0.46

Weighted average shares outstanding
Basic	67,758,097	67,809,234	67,742,792	67,741,655	67,736,298	67,783,524	67,711,966

Diluted	67,907,267	67,960,583	67,938,986	67,916,418	67,892,532	67,928,829	67,864,414

Period end shares outstanding	67,621,111	67,775,068	67,746,094	67,742,135	67,740,901	67,621,111	67,740,901

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2018
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Nonaccrual loans
Alabama	$3,685	$3,121	$3,083	$1,629	$1,723
Florida	2,978	2,116	3,034	3,242	3,174
Mississippi (2)	39,006	48,600	49,129	59,483	63,889
Tennessee (3)	5,338	5,530	4,436	4,589	4,975
Texas	10,356	9,329	7,893	346	383
Total nonaccrual loans	61,363	68,696	67,575	69,289	74,144
Other real estate
Alabama	8,290	8,962	11,714	12,726	13,301
Florida	9,789	12,550	13,937	16,100	17,377
Mississippi (2)	19,358	15,737	14,260	15,319	14,377
Tennessee (3)	1,486	1,523	2,535	2,671	3,363
Texas	744	782	782	1,540	1,540
Total other real estate	39,667	39,554	43,228	48,356	49,958
Total nonperforming assets	$101,030	$108,250	$110,803	$117,645	$124,102

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$529	$1,419	$2,171	$2,244	$1,216

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$34,693	$34,826	$35,544	$32,332	$29,906

	Quarter Ended					Six Months Ended
ALLOWANCE FOR LOAN LOSSES (1)	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	6/30/2018	6/30/2017
Beginning Balance	$81,235	$76,733	$80,332	$76,184	$72,445	$76,733	$71,265
Transfers (4)	782	—	—	—	—	782	—
Provision for loan losses	3,167	3,961	5,739	3,672	2,921	7,128	5,683
Charge-offs	(3,421)	(2,542)	(12,075)	(2,752)	(2,118)	(5,963)	(6,320)
Recoveries	1,803	3,083	2,737	3,228	2,936	4,886	5,556
Net (charge-offs) recoveries	(1,618)	541	(9,338)	476	818	(1,077)	(764)
Ending Balance	$83,566	$81,235	$76,733	$80,332	$76,184	$83,566	$76,184

PROVISION FOR LOAN LOSSES (1)
Alabama	$434	$618	$559	$1,218	$866	$1,052	$2,055
Florida	(811)	(863)	(1,235)	(744)	(975)	(1,674)	(972)
Mississippi (2)	2,768	2,664	2,779	1,860	2,268	5,432	4,094
Tennessee (3)	82	(268)	(439)	(72)	322	(186)	530
Texas	694	1,810	4,075	1,410	440	2,504	(24)
Total provision for loan losses	$3,167	$3,961	$5,739	$3,672	$2,921	$7,128	$5,683

NET CHARGE-OFFS (RECOVERIES) (1)
Alabama	$112	$84	$196	$314	$(29)	$196	$37
Florida	(122)	(960)	(946)	(796)	(973)	(1,082)	(1,128)
Mississippi (2)	1,705	267	5,574	(11)	33	1,972	1,792
Tennessee (3)	70	109	79	85	146	179	229
Texas	(147)	(41)	4,435	(68)	5	(188)	(166)
Total net charge-offs (recoveries)	$1,618	$(541)	$9,338	$(476)	$(818)	$1,077	$764

(1) - Excludes acquired loans.
(2) - Mississippi includes Central and Southern Mississippi Regions.
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.
(4) - The allowance for loan losses balance related to the remaining loans acquired in the Bay Bank & Trust Company merger on March 16, 2012.
Total loans of $14.6 million were reclassified from acquired loans to LHFI during the second quarter of 2018.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2018
(unaudited)

	Quarter Ended					Six Months Ended
FINANCIAL RATIOS AND OTHER DATA	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	6/30/2018	6/30/2017
Return on equity	10.09%	9.50%	3.96%	8.69%	6.21%	9.80%	7.23%
Return on average tangible equity	13.77%	13.05%	5.60%	11.95%	8.68%	13.41%	10.02%
Return on assets	1.19%	1.10%	0.45%	0.99%	0.70%	1.14%	0.82%
Interest margin - Yield - FTE	4.06%	3.91%	3.90%	3.86%	3.81%	3.99%	3.77%
Interest margin - Cost	0.50%	0.45%	0.41%	0.39%	0.32%	0.47%	0.28%
Net interest margin - FTE	3.57%	3.46%	3.48%	3.47%	3.49%	3.51%	3.49%
Efficiency ratio (1)	64.90%	65.50%	65.21%	65.14%	64.50%	65.20%	65.57%
Full-time equivalent employees	2,890	2,905	2,893	2,878	2,858

CREDIT QUALITY RATIOS (2)
Net charge-offs/average loans	0.07%	-0.03%	0.43%	-0.02%	-0.04%	0.03%	0.02%
Provision for loan losses/average loans	0.15%	0.19%	0.26%	0.17%	0.14%	0.17%	0.14%
Nonperforming loans/total loans (incl LHFS)	0.69%	0.79%	0.77%	0.80%	0.87%
Nonperforming assets/total loans (incl LHFS)	1.14%	1.25%	1.27%	1.37%	1.46%
Nonperforming assets/total loans (incl LHFS) +ORE	1.13%	1.24%	1.26%	1.36%	1.45%
ALL/total loans (excl LHFS)	0.96%	0.95%	0.90%	0.96%	0.92%
ALL-commercial/total commercial loans	1.05%	1.04%	0.95%	1.02%	0.99%
ALL-consumer/total consumer and home mortgage loans	0.63%	0.64%	0.68%	0.73%	0.67%
ALL/nonperforming loans	136.18%	118.25%	113.55%	115.94%	102.75%
ALL/nonperforming loans (excl specifically reviewed impaired loans)	345.87%	314.28%	320.84%	301.50%	277.42%

CAPITAL RATIOS
Total equity/total assets	11.71%	11.66%	11.39%	11.40%	11.23%
Tangible equity/tangible assets	9.07%	9.00%	8.77%	8.79%	8.61%
Tangible equity/risk-weighted assets	11.20%	11.25%	11.13%	11.29%	11.19%
Tier 1 leverage ratio (3)	10.22%	9.96%	9.67%	9.61%	9.56%
Common equity tier 1 capital ratio (3)	12.01%	12.05%	11.77%	11.80%	11.73%
Tier 1 risk-based capital ratio (3)	12.58%	12.62%	12.33%	12.37%	12.30%
Total risk-based capital ratio (3)	13.39%	13.44%	13.10%	13.19%	13.11%

STOCK PERFORMANCE
Market value-Close	$32.63	$31.16	$31.86	$33.12	$32.16
Book value	$23.43	$23.17	$23.20	$23.36	$23.06
Tangible book value	$17.61	$17.34	$17.35	$17.49	$17.17

(1) - The efficiency ratio is noninterest expense to total net interest income (FTE) and noninterest income, excluding security gains (losses), amortization of partnership tax credits, amortization of purchased intangibles, and significant non-routine income and expense items .
(2) - Excludes acquired loans.

(3) -The regulatory capital ratios for December 31, 2017 contain a reclassification adjustment of $8.5 million from AOCI to retained earnings as allowed by regulatory agencies in an interagency statement released January 18, 2018 to address disproportionate tax effect in AOCI resulting from the recent enactment of the Tax Cuts and Jobs Act of 2017 and the application of Financial Accounting Standards Board Accounting Standards Codification Topic 740,

      Income Taxes.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2018
($ in thousands)
(unaudited)

Note 1 – Business Combinations

On April 7, 2017, Trustmark Corporation completed its merger with RB Bancorporation (Reliance), the holding company for Reliance Bank, which had seven offices serving the Huntsville, Alabama metropolitan service area (MSA).  Reliance Bank was merged into Trustmark National Bank simultaneously with the merger of Trustmark and RB Bancorporation. Under the terms of the Merger Agreement dated November 14, 2016, Trustmark paid $22.00 in cash for each share of Reliance common stock outstanding, which represented total consideration for Reliance common shareholders of approximately $23.7 million.  In addition, Trustmark paid off Reliance Preferred Stock of $1.1 million bringing the total consideration paid to $24.8 million.

This merger was accounted for in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805, “Business Combinations.”  Accordingly, the assets and liabilities, both tangible and intangible, were recorded at their estimated fair values as of the merger date.

The excess of the consideration paid over the estimated fair value of the net assets acquired was $13.5 million, which was recorded as goodwill under FASB ASC Topic 805.  The identifiable intangible assets acquired represent the core deposit intangible at fair value at the merger date.  The core deposit intangible is being amortized on an accelerated basis over the estimated useful life, currently expected to be approximately ten years.

Loans acquired from Reliance were evaluated under a fair value process.  Loans with evidence of deterioration in credit quality and for which it was probable at acquisition that Trustmark would not be able to collect all contractually required payments are referred to as acquired impaired loans and accounted for in accordance with FASB ASC Topic 310-30, “Loans and Debt Securities Acquired with Deteriorated Credit Quality.”

The operations of Reliance are included in Trustmark’s operating results from April 7, 2017 and did not have a material impact on Trustmark’s results of operations.  During the second quarter of 2017, Trustmark included non-routine merger transaction expenses in other noninterest expense totaling $3.2 million (change in control expense of $1.3 million; professional fees, contract termination and other expenses of $1.9 million).

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
SECURITIES AVAILABLE FOR SALE
U.S. Government agency obligations
Issued by U.S. Government agencies	$36,414	$40,381	$45,285	$49,994	$51,549
Obligations of states and political subdivisions	65,348	75,013	79,229	89,144	96,514
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	60,245	62,457	65,746	60,902	58,422
Issued by FNMA and FHLMC	727,433	767,676	814,450	860,131	860,571
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	897,652	954,537	1,016,790	1,087,169	1,157,241
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	187,583	197,433	217,135	221,749	223,391
Total securities available for sale	$1,974,675	$2,097,497	$2,238,635	$2,369,089	$2,447,688

SECURITIES HELD TO MATURITY
U.S. Government agency obligations
Issued by U.S. Government sponsored agencies	$3,714	$3,703	$3,692	$3,680	$3,669
Obligations of states and political subdivisions	42,458	46,011	46,039	46,069	46,098
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	12,756	12,974	13,539	14,191	14,399
Issued by FNMA and FHLMC	123,377	128,517	133,975	139,172	144,282
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	627,470	653,325	678,926	708,715	740,042
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	176,070	179,445	180,315	190,456	191,264
Total securities held to maturity	$985,845	$1,023,975	$1,056,486	$1,102,283	$1,139,754

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2018
($ in thousands)
(unaudited)

Note 2 - Securities Available for Sale and Held to Maturity (continued)

At March 31, 2018, the net unamortized, unrealized loss included in accumulated other comprehensive loss in the accompanying balance sheet for securities held to maturity previously transferred from securities available for sale totaled approximately $17.5 million ($13.2 million, net of tax).

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 96% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

Note 3 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Loans secured by real estate:
Construction, land development and other land loans	$1,038,745	$986,188	$987,624	$950,144	$922,029
Secured by 1-4 family residential properties	1,742,496	1,698,885	1,675,311	1,648,733	1,655,968
Secured by nonfarm, nonresidential properties	2,321,734	2,257,899	2,193,823	2,172,885	2,109,367
Other real estate secured	397,538	425,664	517,956	482,163	432,208
Commercial and industrial loans	1,572,764	1,561,967	1,570,345	1,568,588	1,635,000
Consumer loans	175,261	168,469	171,918	173,061	170,858
State and other political subdivision loans	925,452	936,014	952,483	936,614	936,860
Other loans	504,993	478,899	500,507	475,153	433,755
LHFI	8,678,983	8,513,985	8,569,967	8,407,341	8,296,045
Allowance for loan losses	(83,566)	(81,235)	(76,733)	(80,332)	(76,184)
Net LHFI	$8,595,417	$8,432,750	$8,493,234	$8,327,009	$8,219,861

ACQUIRED LOANS BY TYPE	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Loans secured by real estate:
Construction, land development and other land loans	$11,900	$17,575	$23,586	$29,384	$35,054
Secured by 1-4 family residential properties	36,419	49,289	61,751	65,746	74,313
Secured by nonfarm, nonresidential properties	85,117	100,285	114,694	122,200	132,663
Other real estate secured	9,862	14,581	16,746	18,431	19,553
Commercial and industrial loans	20,485	21,808	31,506	34,124	34,375
Consumer loans	1,700	1,920	2,600	2,749	2,833
Other loans	7,624	10,018	10,634	11,123	16,119
Acquired loans	173,107	215,476	261,517	283,757	314,910
Allowance for loan losses, acquired loans	(3,046)	(4,294)	(4,079)	(5,768)	(7,423)
Net acquired loans	$170,061	$211,182	$257,438	$277,989	$307,487

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2018
($ in thousands)
(unaudited)

Note 3 – Loan Composition (continued)

	June 30, 2018
LHFI - COMPOSITION BY REGION (1)	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,038,745	$338,286	$67,056	$306,078	$22,089	$305,236
Secured by 1-4 family residential properties	1,742,496	112,472	47,643	1,478,209	87,299	16,873
Secured by nonfarm, nonresidential properties	2,321,734	485,588	240,787	907,939	159,890	527,530
Other real estate secured	397,538	74,362	3,701	216,478	11,662	91,335
Commercial and industrial loans	1,572,764	205,704	8,832	788,659	352,345	217,224
Consumer loans	175,261	22,702	4,978	125,690	18,879	3,012
State and other political subdivision loans	925,452	81,002	27,370	603,044	23,986	190,050
Other loans	504,993	74,914	16,788	331,733	47,097	34,461
Loans	$8,678,983	$1,395,030	$417,155	$4,757,830	$723,247	$1,385,721

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$63,811	$18,054	$19,386	$21,610	$1,538	$3,223
Development	61,053	5,568	5,888	30,437	532	18,628
Unimproved land	89,458	11,540	15,950	30,459	13,559	17,950
1-4 family construction	200,018	72,175	8,352	83,219	2,396	33,876
Other construction	624,405	230,949	17,480	140,353	4,064	231,559
Construction, land development and other land loans	$1,038,745	$338,286	$67,056	$306,078	$22,089	$305,236

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Income producing:
Retail	$366,464	$117,397	$53,814	$105,967	$23,984	$65,302
Office	215,773	68,265	20,850	69,322	4,347	52,989
Nursing homes/senior living	192,350	32,524	—	153,568	6,258	—
Hotel/motel	289,365	74,937	58,642	55,133	34,286	66,367
Mini-storage	131,473	12,834	5,775	42,694	616	69,554
Industrial	72,122	11,844	9,300	8,989	1,120	40,869
Health care	35,182	16,611	759	14,975	—	2,837
Convenience stores	30,375	2,818	122	17,223	798	9,414
Other	97,349	14,332	18,929	16,928	11,487	35,673
Total income producing loans	1,430,453	351,562	168,191	484,799	82,896	343,005

Owner-occupied:
Office	149,465	25,115	27,535	58,077	3,901	34,837
Churches	92,316	17,459	6,327	46,324	17,197	5,009
Industrial warehouses	147,855	11,414	3,109	58,071	14,704	60,557
Health care	107,106	21,089	6,624	64,475	946	13,972
Convenience stores	99,966	12,492	12,247	50,537	1,252	23,438
Retail	51,725	15,998	7,645	19,580	1,773	6,729
Restaurants	51,179	2,829	788	28,372	17,329	1,861
Auto dealerships	30,640	8,430	152	12,736	9,322	—
Other	161,029	19,200	8,169	84,968	10,570	38,122
Total owner-occupied loans	891,281	134,026	72,596	423,140	76,994	184,525
Loans secured by nonfarm, nonresidential properties	$2,321,734	$485,588	$240,787	$907,939	$159,890	$527,530

(1) Excludes acquired loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2018
($ in thousands)
(unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Six Months Ended
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	6/30/2018	6/30/2017
Securities – taxable	2.25%	2.26%	2.21%	2.23%	2.26%	2.25%	2.28%
Securities – nontaxable	3.66%	3.68%	4.35%	4.34%	4.35%	3.67%	4.35%
Securities – total	2.29%	2.30%	2.27%	2.29%	2.32%	2.29%	2.35%
Loans - LHFI & LHFS	4.60%	4.45%	4.38%	4.36%	4.30%	4.52%	4.25%
Acquired loans	9.96%	8.13%	9.27%	8.78%	7.96%	8.97%	8.15%
Loans - total	4.72%	4.55%	4.53%	4.51%	4.43%	4.63%	4.38%
FF sold & rev repo	1.89%	1.70%	1.61%	1.55%	1.39%	1.83%	1.35%
Other earning assets	2.27%	1.77%	2.34%	1.67%	1.91%	2.00%	1.64%
Total earning assets	4.06%	3.91%	3.90%	3.86%	3.81%	3.99%	3.77%

Interest-bearing deposits	0.60%	0.49%	0.40%	0.35%	0.29%	0.55%	0.26%
FF pch & repo	1.42%	0.97%	0.93%	0.94%	0.79%	1.22%	0.68%
Other borrowings	2.20%	1.69%	1.35%	1.28%	1.16%	1.83%	1.04%
Total interest-bearing liabilities	0.69%	0.61%	0.56%	0.53%	0.44%	0.65%	0.39%

Net interest margin	3.57%	3.46%	3.48%	3.47%	3.49%	3.51%	3.49%
Net interest margin excluding acquired loans	3.46%	3.37%	3.35%	3.34%	3.37%	3.41%	3.38%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding acquired loans, which equals reported net interest income-FTE excluding interest income on acquired loans, annualized, as a percent of average earning assets excluding average acquired loans.

During the second quarter of 2018, the yield on acquired loans totaled 9.96% and included $1.6 million in recoveries from the settlement of debt, which represented approximately 3.20% of the annualized total acquired loan yield.  Excluding acquired loans, the net interest margin totaled 3.46% for the second quarter of 2018, an increase of 9 basis points when compared to the first quarter of 2018, which was principally due to growth in the yield on the loans held for investment and held for sale portfolio, runoff of maturing investment securities, and favorable funding mix offset by higher costs of interest-bearing deposits.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Six Months Ended
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	6/30/2018	6/30/2017
Mortgage servicing income, net	$5,502	$5,588	$5,471	$5,295	$5,439	$11,090	$10,897
Change in fair value-MSR from runoff	(3,334)	(2,507)	(2,605)	(2,892)	(2,896)	(5,841)	(5,283)
Gain on sales of loans, net	5,414	4,585	5,300	5,083	5,001	9,999	8,551
Other, net	1,365	295	(1,120)	(450)	629	1,660	1,401
Mortgage banking income before hedge ineffectiveness	8,947	7,961	7,046	7,036	8,173	16,908	15,566
Change in fair value-MSR from market changes	1,743	9,521	1,168	(2,393)	(1,291)	11,264	175
Change in fair value of derivatives	(1,644)	(6,217)	(1,930)	(218)	2,126	(7,861)	3,452
Net positive (negative) hedge ineffectiveness	99	3,304	(762)	(2,611)	835	3,403	3,627
Mortgage banking, net	$9,046	$11,265	$6,284	$4,425	$9,008	$20,311	$19,193

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2018
($ in thousands)
(unaudited)

Note 6 – Salaries and Employee Benefit Plans

Defined Benefit Pension Plan

Prior to 2017, Trustmark maintained a noncontributory tax-qualified defined benefit pension plan (Trustmark Capital Accumulation Plan, the “Plan”), in which substantially all associates who began employment prior to 2007 participated.  As previously reported, on July 26, 2016, the Board of Directors of Trustmark authorized the termination of the Plan, effective as of December 31, 2016. To satisfy commitments made by Trustmark to associates (collectively, the “Continuing Associates”) covered through acquired plans that were merged into the Plan, the Board also approved the spin-off of the portion of the Plan associated with the accrued benefits of the Continuing Associates into a new plan titled the Trustmark Corporation Pension Plan for Certain Employees of Acquired Financial Institutions (the “Spin-Off Plan”), effective as of December 31, 2016, immediately prior to the termination of the Plan.  In order to terminate the Plan, in accordance with Internal Revenue Service and Pension Benefit Guaranty Corporation requirements, Trustmark was required to fully fund the Plan on a termination basis and contributed the additional assets necessary to do so. The final distributions were made from current plan assets and a one-time pension settlement expense of $17.6 million was recognized when paid by Trustmark during the second quarter of 2017.

Note 7 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Six Months Ended
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	6/30/2018	6/30/2017
Partnership amortization for tax credit purposes	$(2,202)	$(2,202)	$(2,478)	$(2,521)	$(2,287)	$(4,404)	$(4,561)
Increase in life insurance cash surrender value	1,770	1,738	1,816	1,813	1,782	3,508	3,496
Other miscellaneous income	2,847	1,523	3,343	4,448	6,142	4,370	8,593
Total other, net	$2,415	$1,059	$2,681	$3,740	$5,637	$3,474	$7,528

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Trustmark received $1.2 million of nontaxable proceeds related to bank-owned life insurance during the second quarter of 2018 compared to none received during the first quarter of 2018.  Trustmark received nontaxable proceeds related to bank-owned life insurance of $1.7 million and $2.7 million during the fourth and third quarters of 2017, respectively, and $4.9 million related to life insurance acquired as part of a previous acquisition during the second quarter of 2017.  These proceeds were recorded in other miscellaneous income in the table above.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Six Months Ended
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	6/30/2018	6/30/2017
Loan expense	$3,046	$2,791	$2,276	$3,013	$2,827	$5,837	$5,619
Amortization of intangibles	1,286	1,397	1,522	1,539	1,544	2,683	3,108
Defined benefit plans non-service cost reclass from salaries and employee benefits	885	885	968	966	1,875	1,770	3,788
Other miscellaneous expense	7,089	6,709	7,799	7,885	10,550	13,798	18,982
Total other expense	$12,306	$11,782	$12,565	$13,403	$16,796	$24,088	$31,497

Trustmark adopted ASU 2017-07, “Compensation-Retirement Benefits (Topic 715)-Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost” effective January 1, 2018 and was required to reclassify the defined benefit plans non-service cost from salaries and employee benefits to other expense on the consolidated statements of income for each period presented.

As previously discussed in Note 1 – Business Combinations, non-routine Reliance merger transaction expenses totaled $3.2 million and were included in other miscellaneous expense during the second quarter of 2017.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2018
($ in thousands)
(unaudited)

Note 8 – Income Taxes

The income tax provision consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Six Months Ended
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	6/30/2018	6/30/2017
Current	$5,516	$2,180	$3,850	$8,108	$5,427	$7,696	$10,688
Deferred	700	3,300	4,300	600	300	4,000	4,200
Elimination of deferred tax valuation allowance	—	—	(8,650)	—	—	—	—
Income tax provision before re-measurement	6,216	5,480	(500)	8,708	5,727	11,696	14,888
Re-measurement of net deferred tax assets	—	—	25,619	—	—	—	—
Income tax provision	$6,216	$5,480	$25,119	$8,708	$5,727	$11,696	$14,888

During 2013, a deferred tax valuation allowance was created as a result of Trustmark’s merger with BancTrust Financial Group, Inc. and was established to reduce deferred tax assets to the amount that was more likely than not to be realized in future years.  Trustmark has continually evaluated this allowance since inception and, based on the weight of the available evidence, has determined that the deferred tax assets will not be subject to the limitations on the deductibility of built-in losses (Internal Revenue Service Code, Section 382) in future years.  Therefore, during the fourth quarter of 2017, the valuation allowance was eliminated creating a decrease in deferred income tax expense of $8.7 million.

Following the recent enactment of the Tax Reform Act which resulted in the reduction of the corporate federal income tax rate, Trustmark re-measured its net deferred tax assets and recorded an increase in deferred income tax expense of $25.6 million during the fourth quarter of 2017.

Note 9 – Non-GAAP Financial Measures

In addition to capital ratios defined by U.S. generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions.  Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.  In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other tangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations.  Also there may be limits in the usefulness of these measures to investors.  As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.  The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2018
($ in thousands except per share data)
(unaudited)

Note 9 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Six Months Ended
		6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	6/30/2018	6/30/2017
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,581,906	$1,572,514	$1,579,633	$1,577,867	$1,552,240	$1,577,236	$1,542,722
Less: Goodwill		(379,627)	(379,627)	(379,627)	(379,627)	(378,191)	(379,627)	(372,207)
Identifiable intangible assets		(14,380)	(15,782)	(17,196)	(18,714)	(19,713)	(15,077)	(19,831)
Total average tangible equity		$1,187,899	$1,177,105	$1,182,810	$1,179,526	$1,154,336	$1,182,532	$1,150,684

PERIOD END BALANCES
Total shareholders' equity		$1,584,072	$1,570,137	$1,571,701	$1,582,535	$1,561,918
Less: Goodwill		(379,627)	(379,627)	(379,627)	(379,627)	(379,627)
Identifiable intangible assets		(13,677)	(14,963)	(16,360)	(17,883)	(19,422)
Total tangible equity	(a)	$1,190,768	$1,175,547	$1,175,714	$1,185,025	$1,162,869

TANGIBLE ASSETS
Total assets		$13,525,265	$13,463,439	$13,797,953	$13,884,655	$13,909,138
Less: Goodwill		(379,627)	(379,627)	(379,627)	(379,627)	(379,627)
Identifiable intangible assets		(13,677)	(14,963)	(16,360)	(17,883)	(19,422)
Total tangible assets	(b)	$13,131,961	$13,068,849	$13,401,966	$13,487,145	$13,510,089
Risk-weighted assets	(c)	$10,633,646	$10,449,352	$10,566,818	$10,498,582	$10,391,912

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income		$39,813	$36,830	$15,768	$34,579	$24,035	$76,643	$55,283
Plus: Intangible amortization net of tax		965	1,049	940	950	954	2,014	1,920
Net income adjusted for intangible amortization		$40,778	$37,879	$16,708	$35,529	$24,989	$78,657	$57,203
Period end common shares outstanding	(d)	67,621,111	67,775,068	67,746,094	67,742,135	67,740,901

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		13.77%	13.05%	5.60%	11.95%	8.68%	13.41%	10.02%
Tangible equity/tangible assets	(a)/(b)	9.07%	9.00%	8.77%	8.79%	8.61%
Tangible equity/risk-weighted assets	(a)/(c)	11.20%	11.25%	11.13%	11.29%	11.19%
Tangible book value	(a)/(d)*1,000	$17.61	$17.34	$17.35	$17.49	$17.17

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,584,072	$1,570,137	$1,571,701	$1,582,535	$1,561,918
AOCI-related adjustments (3)		73,739	67,886	48,248	27,825	28,509
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(366,036)	(366,248)	(366,461)	(359,841)	(360,198)
Other adjustments and deductions for CET1 (2)		(14,204)	(12,233)	(10,248)	(11,359)	(11,267)
CET1 capital	(e)	1,277,571	1,259,542	1,243,240	1,239,160	1,218,962
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Less: additional tier 1 capital deductions		—	(714)	(2)	(471)	(247)
Additional tier 1 capital		60,000	59,286	59,998	59,529	59,753
Tier 1 capital		$1,337,571	$1,318,828	$1,303,238	$1,298,689	$1,278,715

Common equity tier 1 capital ratio	(e)/(c)	12.01%	12.05%	11.77%	11.80%	11.73%

(1)	Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity
(2)	Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAS), threshold deductions and transition adjustments, as applicable.
(3)

The December 31, 2017 amount contains a reclassification adjustment of $8.5 million from AOCI to retained earnings as allowed by regulatory agencies in an interagency statement released January 18, 2018 to address disproportionate tax effect in AOCI resulting from the recent enactment of the Tax Cuts and Jobs Act of 2017 and the application of Financial Accounting Standards Board Accounting Standards Codification Topic 740, Income Taxes.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2018
($ in thousands except per share data)
(unaudited)

Note 9 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures, including net income adjusted for significant non-routine transactions, because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views net income adjusted for significant non-routine transactions as a measure of our core operating business, which excludes the impact of the items detailed below, as these items are generally not operational in nature. This non-GAAP measure also provides another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents adjustments to net income and select financial ratios as reported in accordance with GAAP resulting from significant non-routine items occurring during the periods presented ($ in thousands, except per share data):

	Quarter Ended				Six Months Ended
	6/30/2018		6/30/2017		6/30/2018		6/30/2017
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS

Net Income (GAAP)	$39,813	$0.586	$24,035	$0.354	$76,643	$1.128	$55,283	$0.815

Significant non-routine transactions (net of taxes):

Defined benefit plan termination	—	—	10,895	0.160	—	—	10,895	0.161
Reliance merger transaction expenses	—	—	1,999	0.029	—	—	1,999	0.029
Gain on life insurance proceeds	—	—	(4,894)	(0.072)	—	—	(4,894)	(0.072)
Net Income adjusted for significant
non-routine transactions (Non-GAAP)	$39,813	$0.586	$32,035	$0.471	$76,643	$1.128	$63,283	$0.933

	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
	(GAAP)	(Non-GAAP)	(GAAP)	(Non-GAAP)	(GAAP)	(Non-GAAP)	(GAAP)	(Non-GAAP)
Return on equity	10.09%	n/a	6.21%	8.28%	9.80%	n/a	7.23%	8.27%
Return on average tangible equity	13.77%	n/a	8.68%	11.46%	13.41%	n/a	10.02%	11.43%
Return on assets	1.19%	n/a	0.70%	0.93%	1.14%	n/a	0.82%	0.94%

n/a - not applicable